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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-53754, 333-65646 and 333-75488) and S-8 (Nos.
333-40728 333-92767, 333-82295, 333-81003, 333-81005, 333-81007, 333-81075,
333-75478, 333-58344 and 333-40586) of Student Advantage, Inc. of our report dated February 7, 2001, except as to the restatement described in the seventh paragraph of Note 1, as to which the date is May 10, 2001, relating to the consolidated financial statements, which report appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Portland, Maine
April 1, 2002